Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165960
PROSPECTUS SUPPLEMENT
To Prospectus dated April 16, 2010

$20,000,000
Apricus Biosciences, Inc.
Common Stock

We have entered into a sales agreement (“Sales Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”) relating to shares of our common stock, $0.001 par value per share that may be offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell an aggregate of up to $20,000,000 of common stock from time to time through Ascendiant, as sales manager.  Under the terms of the Sales Agreement, we may also sell shares to Ascendiant as principal for its own account. Ascendiant is not required to sell any specific number or dollar amount of shares of our common stock but will use its best efforts, as our agent and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the NASDAQ Capital Market, at market prices, and such other sales as agreed upon by Ascendiant and us.  Sales of the shares, if any, will be made by means of brokers’ transactions on the NASDAQ Capital Market or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the sales agent.

Ascendiant will receive from us a commission of 3.5% based on the gross sales price per share for any shares sold through it as agent under the Sales Agreement. After payment of the commission to Ascendiant, and the payment of expenses of the offering, which we estimate to be approximately $60,000, the net proceeds to us of the offering will be approximately $19,240,000 if the aggregate amount of shares are sold. See “Plan of Distribution” in this prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “APRI.”   On December 29, 2011, the last reported sales price of our common stock on the NASDAQ Capital Market was $5.16 per share.

This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated April 16, 2010.

Investing in our common stock involves a high degree of risk. Before buying any of these shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-1 in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ASCENDIANT CAPITAL MARKETS, LLC

The date of this prospectus supplement is December 30, 2011.

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement	S-1
Special Note Regarding Forward-Looking Statements	S-2
Prospectus Summary	S-3
The Offering	S-3
Risk Factors	S-4
Use of Proceeds	S-4
Dilution	S-5
Description of Securities We Are Offering	S-5
Plan of Distribution	S-6
Legal Matters	S-7
Experts	S-7
Where You Can Find More Information	S-8
Incorporation of Documents by Reference	S-8
Prospectus
About This Prospectus	1
About NexMed	3
Risk Factors	4
Forward Looking Statements	5
Description of Securities	5
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	5
Plan of Distribution	6
Legal Matters	7
Experts	8
Incorporation of Documents by Reference	8
Where You Can Find More Information	9

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement, as amended, was filed with the SEC on April 8, 2010, and was declared effective by the SEC on April 16, 2010. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and arrangements with Ascendiant. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the Company,” “Apricus Bio,” “we,” “us,” “our,” or similar references mean Apricus Biosciences, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference includes and incorporates by reference “forward-looking statements.”  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in Risk Factors and elsewhere in this prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

These forward-looking statements represent our estimates and assumptions only as of the date made. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Corporate Information

We are a Nevada corporation and have been in existence since 1987.  On September 10, 2010, the Company changed its name from “NexMed, Inc.” to “Apricus Biosciences, Inc.”  We have operated in the pharmaceutical industry since 1995, focusing primarily on research and development in the area of drug delivery.  Our proprietary drug delivery technology is called NexACT® and we have one approved drug, Vitaros®, which is approved in Canada for the treatment of erectile dysfunction.

We are seeking to expand the potential uses of the NexACT® technology into the topical, transdermal, oral, subcutaneous, ocular and rectal delivery of multi-classes of drugs for these and other indications. Our pipeline of product candidates includes Femprox® for female sexual arousal disorder, MycoVa™ for onychomycosis excluding tinea pedis (nail fungal infection), RayVa™ for Raynaud’s Syndrome and PrevOnco™ for liver cancer.  We are seeking to enhance our business development activities by offering potential partners clearly defined regulatory paths for our product candidates under development.  We are also developing a consumer portfolio by developing drugs that may be marketed through the over the counter (“OTC”) 510(k) process as medical devices or through abbreviated new drug applications (“ANDA”).

Our principal executive offices are located at 11975 El Camino Real, Suite 300, San Diego, CA 92130 and our telephone number is (858) 222-8041. Our website is www.apricusbio.com; no portion of our website is incorporated by reference into this prospectus supplement.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Up to $20,000,000 of common stock

Common stock to be outstanding after this offering
Up to 25,058,655 shares, assuming sales at a price of $5.16 per share, which was the closing price on The NASDAQ Capital Market on December 29, 2011.  Actual shares issued will vary depending on the sales prices under this offering.

Manner of Offering	Best efforts “at-the-market” offering that may be made from time to time through our agent, Ascendiant Capital Markets LLC. See “Plan of Distribution” on page S-6.

Use of proceeds
We intend to use the net proceeds from this offering primarily for general working capital. Accordingly, we will retain broad discretion over how these offering proceeds are used.  See “Use of Proceeds” on page S-4.

NASDAQ Capital Market symbol	APRI

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

The number of shares of common stock to be outstanding after this offering is based on 21,329,973 shares outstanding as of the date of this prospectus supplement and excludes options and  warrants outstanding  as of that date representing the right to purchase a total of  1,637,970 shares of common stock at a weighted average exercise price of approximately $3.87 per share.  See, “Risk Factors – Risk Relating to the Offering” in our most recent Annual Report on Form 10-K, as supplemented by subsequent quarterly reports on Form 10-Q.   This number also excludes up to approximately 657,000 shares of common stock that could be issued upon conversion of $4.0 million of outstanding indebtedness.

RISK FACTORS

We are in the early stages of launching our commercial pharmaceutical revenue generating operations and do not have a history of sales revenues.  Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement and the accompanying prospectus.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered pursuant to this prospectus, will be approximately $19,240,000, after deducting sales agent fees and the estimated offering expenses payable by us and assuming that we sell all of the shares offered hereunder.

We anticipate using the net proceeds from the sale of our securities offered by this prospectus supplement primarily for general working capital. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition other than those publicly disclosed, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time and may use a portion of the proceeds from this offering in connection with one or more such acquisitions.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.  Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

Our net tangible book value as of September 30, 2011 was approximately $6.3 million, or $0.30 per share of common stock.  Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $20,000,000 of common stock that may be offered in this offering at an assumed offering price of $5.16 per share, which was the closing price of our common stock on the NASDAQ Capital Market as of December 29, 2011, and after deducting estimated offering commissions and expenses payable by us, as-adjusted net tangible book value as of September 30, 2011 would have been approximately $25.5 million, or $1.05 per share of common stock. This represents an immediate increase in the net tangible book value of $0.75 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of ($4.11) per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed offering price per share	$5.16

Net tangible book value per share as of September 30, 2011	$0.30

Increase per share attributable to new investors	$0.75

As-adjusted net tangible book value per share after this offering	$1.05

Dilution per share to new investors	$(4.11)

The foregoing dilution information assumes an offering price equal to the closing price for our common stock on December 29, 2011 and is based on 20,662,445 shares outstanding as of September 30, 2011.  The actual price at which we sell shares in this offering may be higher or lower than this assumed price and our total shares outstanding has changed, and is expected to continue to change, since September 30, 2011.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of $20,000,000 in aggregate value of shares of our common stock, sold at market prices.

Common Stock

Pursuant to our articles of incorporation, we have the authority to issue up to 75,000,000 shares of common stock, par value $0.001 per share.  As of September 30, 2011, 20,662,445 shares of common stock were issued and outstanding.

Voting, Dividend and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote. Holders of shares of common stock do not have any cumulative voting rights. This means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Holders of shares of common stock do not have preemptive rights to subscribe for any of our securities. We are permitted to pay dividends to the holders of shares of common stock if and when our board of directors declares such dividends out of legally available funds.

Rights Upon Liquidation. Under Nevada law, our stockholders generally are not liable for our debts or obligations. Upon our liquidation, subject to the right of any holders of preferred stock to receive preferential distributions, each holder of common stock may participate pro rata in the distribution of the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity Offering Agreement, or the Sales Agreement, with Ascendiant Capital Markets, LLC, or Ascendiant, under which we may issue and sell up to $20,000,000 of shares of our common stock from time to time through Ascendiant as our sales agent.  Under the terms of the Sales Agreement, we may also sell shares to Ascendiant as a principal for its own account. Sales of the shares of common stock, if any, may be made by any means of permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the NASDAQ Capital Market at market prices, market makers and such other sales as agreed upon by us and Ascendiant. As agent, Ascendiant will not engage in any transactions that stabilize our common stock.

Ascendiant, as agent, will use best efforts to solicit offers to purchase shares of our common stock upon receipt of a notice from us specifying the number of shares to be sold and such other matters as may be agreed upon by us and Ascendiant. Subject to the terms and conditions of the Sales Agreement, Ascendiant will use best efforts to sell on our behalf all of the designated shares of common stock pursuant to the terms agreed to with us, including terms specifying a minimum price below which sales may not be made. We or Ascendiant may suspend the offering of shares of common stock by notifying the other. The obligation of Ascendiant under the Sales Agreement to sell shares pursuant to any notice is subject to a number of conditions, which Ascendiant reserves the right to waive in its sole discretion.

Ascendiant, in its capacity as agent, may arrange for or make sales in privately negotiated transactions, at the market in the existing trading market for our common stock, including sales made to or through a market maker or through an electronic communications network, or in any other manner that is intended to be deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act and/or any other method permitted by law.

We will pay Ascendiant a commission equal to 3.5% of the gross sales price of any such shares sold through it as agent, as set forth in the Offering Agreement. We have also agreed to reimburse Ascendiant for certain of its out-of-pocket expenses, including reasonable fees and expenses of its outside counsel up to a maximum of $35,000 and $25,000 for Ascendiant’s due diligence fees and expenses, subject to compliance with FINRA Rule 5110(f)(2)(D). The sales proceeds, after deducting any commissions and expenses payable by us, will equal our net proceeds for the sale of the shares. After payment of the commission to Ascendiant, and the payment of expenses of the offering which we estimate to be approximately $60,000, the net proceeds to us of the offering will be approximately $19,240,000 if the aggregate amount of shares are sold.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through Ascendiant, as agent, in at-the-market offerings, the net proceeds to us and the compensation paid by us to Ascendiant in connection with such sales of common stock.

During each period beginning with the date of any notice by us to sell shares of our common stock and ending after the close of business on the purchase date for the shares referenced in the notice, we will notify Ascendiant at least two business days before we offer, sell, issue, contract to sell, contract to issue or otherwise dispose of, directly or indirectly, any other shares of common stock or any securities exercisable, exchangeable or convertible into common stock, subject to limited exceptions.

The offering of common stock pursuant to the sales agreement will terminate upon the earliest of (i) December 30, 2013 and (ii) the termination of the Sales Agreement in accordance with its terms by either Ascendiant or us.

In connection with the sale of the common stock hereunder, Ascendiant may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Ascendiant may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Ascendiant against certain civil liabilities, including liabilities under the Securities Act.

Ascendiant may engage in transactions with, or perform other services for, us in the ordinary course of business. To the extent prohibited by Regulation M, Ascendiant will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The transfer agent for our common stock is Wells Fargo Bank NA.  Its address is 161 N. Concord Exchange South, St. Paul, MN 55075, and its telephone number is (651) 450-4010.

Our common stock is listed on the NASDAQ Capital Market under the symbol “APRI.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the sales agent in connection with certain matters related to the securities offered hereby.

EXPERTS

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2009 and for the years ended December 31, 2009 and 2008 incorporated by reference in this registration statement have been audited by Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, as set forth in their report, before the effects of the adjustments relating to the 15 to 1 reverse stock split, (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated by reference herein, and is incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner & Mattia, LLP combined its practice with that of Eisner LLP and the name of the combined practice operate under the name EisnerAmper LLP.

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2010 and for the year then ended incorporated by reference in this registration statement have been audited by EisnerAmper LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to the Company’s 15 to 1 reverse stock split as described in Note 1 to the consolidated financial statements) incorporated by reference herein, and is incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.apricusbio.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you in this prospectus supplement by referring you to those documents.  These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the prospectus.  The information incorporated by reference is considered to be part of this prospectus supplement and prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, from the date of this prospectus supplement to the completion of all offerings of the particular securities offered by this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”  The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2010;

●	our Quarterly Reports on Form 10-Q filed on May 13, 2011, August 15, 2011 and November 14, 2011;

●
our Current Reports on Form 8-K filed on January 7, 2011, February 1, 2011, February 14, 2011, March 8, 2011, March 24, 2011, May 2, 2011, May 17, 2011, June 2, 2011, July 6, 2011, September 2, 2011, November 21, 2011, December 16, 2011, December 29, 2011 and December 30, 2011;

●	our Definitive Proxy Statement on Schedule 14A filed on April 13, 2011, as amended;; and

●
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 10, 2000, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.  Such written requests should be addressed to:

Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130

Attn: Secretary

 You may direct telephone requests to Steve Martin, our Chief Financial Officer, at (858) 222-8041.

PROSPECTUS
$30,000,000

NEXMED, INC.

Common Stock
Preferred Stock
Debt Securities
 Warrants

We may offer and sell an indeterminate number of shares of our common stock and preferred stock, debt securities and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities.  We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the NASDAQ Capital Market under the symbol “NEXM.” On April 16, 2010, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $0.45 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 3 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2010

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities with a total value of up to $30,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

☐	designation or classification;
☐	aggregate principal amount or aggregate offering price;
☐	maturity;
☐	original issue discount, if any;
☐	rates and times of payment of interest, dividends or other payments, if any;
☐	redemption, conversion, exchange, settlement or sinking fund terms, if any;
☐
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

☐	ranking;
☐	restrictive covenants, if any;
☐	voting or other rights, if any; and
☐	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC's public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

☐	the names of those underwriters or agents;
☐	applicable fees, discounts and commissions to be paid to them;
☐	details regarding over-allotment options, if any; and
☐	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our Articles of Incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 authorized shares of preferred stock in one or more series and to fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.  1,001,400 shares of preferred stock have been so designated and 8,998,600 shares of preferred stock remain available for such designation by our board of directors.

If we issue preferred stock, we will fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of such series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we issue debt securities, they will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. We urge you to read the prospectus supplement related to the series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities (which will include a supplemental indenture). If we issue debt securities, indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

ABOUT NEXMED, INC.

NexMed, Inc. is life sciences company that operates in two segments: (i) designing and developing pharmaceutical products based on our NexACT delivery technology, and (ii) providing pre-clinical CRO services through our Bio-Quant subsidiary.  Bio-Quant is the largest specialty CRO based in San Diego, California, and is one of the industry's most experienced CROs for in vitro and in vivo pharmacology services and research models.  NexMed’s goal is to generate revenues from the growth of its Discovery Pre-clinical CRO business, while aggressively seeking to monetize its proprietary NexACT drug delivery technology through out-licensing agreements with pharmaceutical and biotechnology companies worldwide. At the same time, we are actively pursuing partnering opportunities for its NexACT-based treatments for onychomycosis, psoriasis, sexual dysfunction and cancer.  Below is a summary of our product pipeline and the stage of development for each compound as of the date of this prospectus:

Name	Indication	Development Stage **
Vitaros *	Erectile dysfunction	Phase III completed; seeking approval
NM1000060	Onychomycosis (anti-fungal)	Phase II completed
Femprox	Female sexual arousal disorder	Phase I completed
PrevOnco	Oncology (HCC)	IND pending to commence Phase II trials
Calcipotriene / betamethasone	Psoriasis	Pre-clinical
Ketoprofen	Pain Relief	Pre-clinical
Alprostadil	Wound healing	Pre-clinical
Alprostadil	Raynaud’s Disease	Pre-clinical
Lidocaine	Pain	Pre-clinical

*	U.S. rights sold to Warner Chilcott. As of the date of this prospectus, under review in Canada for marketing approval and Warner Chilcott expected to seek approval in U.S. in 2010.

**
At present, the Company is sponsoring no ongoing clinical trials of these drug candidates.  Pre-clinical development work is being performed by our Bio-Quant subsidiary while we are seeking commercialization partners to defray part or all of the clinical development costs in a licensing or partnering arrangement.

We are a Nevada corporation and have been in existence since 1987.  We have operated in the pharmaceutical industry since 1995, focusing on research and development in the area of drug delivery.  Our proprietary drug delivery technology is called NexACT® .  Please refer to the applicable prospectus supplement and the filings that are incorporated herein by reference for more complete and current information regarding NexMed and our operations.

Our principal executive offices are at 6330 Nancy Ridge Drive, Suite 103, San Diego, California 92121 and our telephone number is (858) 222-8041.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any such securities with a total value of up to $30,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby.  Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for general working capital.  We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

☐	through one or more underwriters or dealers in a public offering and sale by them;
☐	directly to investors; or
☐	through agents.

We may sell the securities from time to time:

☐	in one or more transactions at a fixed price or prices, which may be changed from time to time;
☐	at market prices prevailing at the times of sale;
☐	at prices related to such prevailing market prices; or
☐	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Stock Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock or Preferred Stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.  The binding nature of any debt securities or warrants being offered hereby will be passed upon by Goodwin Procter LLP, San Diego, California.

EXPERTS

The financial statements for the years ended December 31, 2009 and 2008, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010;

(2)	Our Current Report on Form 8-K filed on January 8, 2010;

(3)	Our Current Report on Form 8-K filed on January 28, 2010;

(4)	Our Current Report on Form 8-K filed on February 1, 2010;

(5)	Our Current Report on Form 8-K filed on March 3, 2010;

(6)	Our Current Report on Form 8-K filed on March 17, 2010; and

(7)
The description of our securities contained in our Registration Statement on Form S-3 (File No. 333-152591), filed July 29, 2008, including any amendment or report filed for the purpose of updating such information.

 You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

NexMed, Inc.
6330 Nancy Ridge Drive, Suite 103
San Diego, California 92121
Attn: Secretary
 (858) 222-8041

You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders have agreed not to make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www.nexmed.com. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.